Exhibit m (vi) under Form N-1A
                                              Exhibit 1 under Item 601/ Reg. S-K

                                        EXHIBIT G
                                          to the
                                    Distribution Plan

                                Federated Insurance Series
                            Federated Large Cap Growth Fund II


     This Distribution Plan is adopted by between Federated Insurance Series with respect to the Class of Shares of the Federated Large Cap Growth Fund II set forth above.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of Federated Large Cap Growth Fund Fund II held during the month.

         Witness the due execution hereof this 1st day of June, 2000.



                                    Federated Insurance Series


                                    By:  /s/ Richard B. Fisher
                                       ---------------------------------
                                    Name: Richard B. Fisher
                                    Title:  Vice President